UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 15, 2013 (October 10, 2013)

UCP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52239	98-0449083
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

14 Wall Street, 20th Floor

New York, NY 10005

(Address of principal executive offices, including Zip Code)

(212) 618-1312

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

 Copies to:

Louis Amatucci Esq.

Centarus Legal Services, PC

1821 Walden Office Square, Suite 400

Schaumburg, IL 60173

Phone: 866-312-5711

Fax: 847-232-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 10, 2013, Russell Covrarrubia resigned as President and Chief Executive Officer of UCP Holdings, Inc. (the “Company”).

Effective October 10, 2013, Nicholas John Lethbridge King was elected President and Chief Executive Officer of the Company.

Mr. King is 49 years old. From 2005 to 2008 he served as Chief Executive Officer of Baycorp Capital Limited. Baycorp Capital Limited is a public company based in Australia whose core business is property development in NSW, Australia. From 2008 to 2011 he was Chief Executive Officer of Lethbridge King Property, a privately owned luxury real estate agency in Sydney. From 2009 to September 2013 he served as Chief Executive Officer of Lethbridge King Capital, a privately owned company specializing in corporate capital raising and advisory, professional equities trading, portfolio management, founding and establishing emerging hedge funds, mergers and acquisitions in public companies. Since 2013 Mr. King has served as Chairman of BZ Pay pty ltd., a privately owned company which provides Business to Business payment systems with global applications for transforming efficiency of transactions via internationally patented technology. Since 2013 Mr. King has also served as Chairman of King and I Capital Partners, a Singapore and Sydney based Asset Management Fund specializing in Biodiesel and agriculture, hotel investment /development and public company mergers/acquisitions in resources. Mr. King has been a Director at the Company since 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCP HOLDINGS, INC.
(Registrant)

Date: October 15, 2013	By:	/s/ Nicholas John Lethbridge King
Nicholas John Lethbridge King
Chief Executive Officer